UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 21, 2018
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01    Entry into a Material Definitive Agreement.
Carter Validus Mission Critical REIT II, Inc. (the “Company”), effective as of February 21, 2018, entered into (1) the Eighth Amendment to the Amended and Restated Dealer Manager Agreement (the “Eighth Amendment”), by and among the Company, Carter Validus Advisors II, LLC (the “Advisor”) and SC Distributors, LLC (the “Dealer Manager”) and (2) the Third Amendment to the Amended and Restated Agreement of Limited Partnership of Carter Validus Operating Partnership II, LP (the “Amended Partnership Agreement”), by and between the Company and the Advisor. The Eighth Amendment and the Amended Partnership Agreement are collectively referred to as the “Amendments.” Both of the Amendments incorporate the terms of a new Class T2 share of common stock offered by the Company in its ongoing public follow-on offering, including terms relating to fees associated with the sale of the Class T2 shares. The material terms of the Amendments described herein are qualified in their entirety by the Eighth Amendment, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and the Amended Partnership Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, both of which are incorporated by reference herein.
Item 8.01    Other Events.
Third Amended and Restated Share Repurchase Program
The board of directors (the "Board") of the Company approved and adopted the Third Amended and Restated Share Repurchase Program (the “Third Amended SRP”), which will be effective on the date that Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-217579) (the “Follow-On Post-Effective Amendment”) is declared effective by the Securities and Exchange Commission (the "SEC"). The purpose of the Third Amended SRP is to allow Class T2 stockholders who have held their shares for at least one year (unless an exception described below applies) to present for repurchase all or a portion of their Class T2 shares. The Third Amended SRP provides that, after one year from the purchase date, the per share repurchase price will be 100% of the most recent estimated value of each Class A share, Class I share, Class T share or Class T2 share, as applicable (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s Class A, Class I, Class T and Class T2 common stock); provided, however, that until the Company’s board of directors determines the estimated value of the Class T2 common stock, Class T2 shares shall be repurchased at $9.18 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s Class T2 common stock). The Company’s board of directors reserves the right, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or qualifying disability of a stockholder, other involuntary exigent circumstance such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA.
For a stockholder’s shares to be eligible for repurchase, the Company must receive a written repurchase request at least five business days prior to the end of the month in which the stockholder requests a repurchase of his or her shares. As provided under the Third Amended SRP, the Company limits the number of shares repurchased during any calendar year to 5.0% of the number of shares of its common stock outstanding on December 31st of the previous calendar year. In addition, the Company is authorized to repurchase shares of common stock using proceeds received from its distribution reinvestment plan during the prior calendar year and other operating funds, if any, as the Board, in its sole discretion, may reserve for this purpose. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all share repurchase requests.
The material terms of the Third Amended SRP are qualified in their entirety by the Third Amended SRP, which was included in the prospectus that is part of the Follow-On Post-Effective Amendment filed with the SEC on December 6, 2017, and is incorporated herein by reference.
Class T2 Distributions Authorized
The Board approved and authorized a daily distribution to the Company’s Class T2 stockholders of record as of the close of business on each day of the period commencing on the day following the date on which the first Class T2 share is purchased in the Company’s follow-on offering and ending May 31, 2018. The distributions for each record date in March 2018, April 2018 and May 2018 will be calculated based on 365 days in the calendar year and will be equal to $0.001522356 per Class T2 share, which is equal to an annualized rate of 5.72%, assuming a purchase price of $9.714 per Class T2 share. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

1.1
Eighth Amendment to Amended and Restated Dealer Manager Agreement, by and among Carter Validus Mission Critical REIT II, Inc., Carter Validus Advisors II, LLC and SC Distributors, LLC, dated February 21, 2018.

10.1	Third Amendment to Amended and Restated Agreement of Limited Partnership of Carter Validus Operating Partnership II, LP, dated February 21, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: February 21, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer

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